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                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549


                                  F O R M  8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                                 Date of Report
                                 March 17, 1998
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                             Solo Serve Corporation
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             (Exact name of registrant as specified in its charter)


                                    Delaware
                                    --------
                 (State or other jurisdiction of incorporation)



0-19994                                                               74-2048057
-------                                                               ----------
(Commission File Number)                 (I.R.S. Employer Identification Number)



1610 Cornerway Blvd.
San Antonio, Texas                                                         78219
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(Address of principal executive offices)                              (Zip Code)


              Registrant's telephone number, including area code:
                                 (210) 662-6262
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ITEM 5.  OTHER EVENTS.

         The Company has amended its loan agreement with its primary lender, Sanwa Business Credit Corporation, to increase the Company's access to working capital and amend certain covenants. The description of the amendment contained in this report is qualified in its entirety by reference to the full text of the First Amendment to Loan and Security Agreement by and between the Company and Sanwa, a copy of which has been filed as Exhibit 10.1 to this report.

         The Amendment waives compliance with the financial covenants at January 31, 1998, eliminates the Company's minimum net worth covenant entirely, and revises the interest coverage covenants for 1998.

         The Amendment also increases the advance rate on the Company's eligible inventory from 65% to 70% immediately through December 10, 1998 and provides for an additional $600 thousand available to borrow based upon a new $600 thousand letter of credit in favor of Sanwa provided by General Atlantic Corporation, one of the Company's principal stockholders. The new $600 thousand letter of credit, which is anticipated to terminate May 31, 1998, is in addition to an existing $750,000 letter of credit previously provided by General Atlantic, which is anticipated to terminate December 31, 1998. The letters of credit are secured by a second lien on substantially all of the assets of the Company other than real estate. Based on current inventory levels, the increase in the advance rate and the new letter of credit, the Company has access to new working capital borrowings of approximately $1.2 million. The description set forth above is qualified in its entirety by reference to the complete text of the Amended and Restated Letter of Credit and Security Agreement by and between the Company and General Atlantic, a copy of which is filed as Exhibit 10.2 to this report.

         In a related transaction, each of three members of senior management, Ross Bacon, Executive Vice President, Chief Operating Officer and Chief Financial Officer, Terry Lalosh, Senior Vice President and General Merchandise Manager, and Mark Blankenship, Senior Vice President of Planning and Allocation, have provided a $100 thousand certificate of deposit for the benefit of General Atlantic to collateralize in part the $600 thousand and $750 thousand letters of credit.

         Additionally, each of Bacon, Lalosh and Blankenship has acquired 236,562 shares of the Company's Common Stock from General Atlantic Corporation, which shares General Atlantic received upon conversion of an equal number of shares of the Company's Preferred Stock. General Atlantic continues to own 679,203 shares of the Company's Preferred Stock, which represents approximately 16% of the aggregate voting stock of Solo Serve. Also, Charles M. Siegel, Chief Executive Officer of the Company, has transferred





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to each of Bacon, Lalosh and Blankenship 80,000 shares of Common Stock. Siegel will continue to own 1,015,000 shares of Common Stock, which represents approximately 24% of the voting stock of the Company. As previously reported, in October 1997 Siegel previously acquired 1,255,000 shares of Common Stock, or approximately 30% of the aggregate voting stock of the Company, from General Atlantic. The stock transferred by Siegel to Messrs. Bacon, Lalosh and Blankenship was transferred for no stated consideration.

         In connection with the acquisition of shares of capital stock of the Company by Messrs. Bacon, Lalosh and Blankenship, General Atlantic, Siegel, Bacon, Lalosh and Blankenship entered into a Stockholders Agreement. The Stockholders Agreement provides that no party thereto will sell, exchange, transfer or otherwise dispose of shares of the Company's Common Stock or Preferred Stock owned by such stockholder without the prior written consent of the other parties thereto and no party will exercise incentive stock options or other rights to acquire capital stock or will otherwise acquire capital stock of the Company without the prior written consent of the others. The Stockholders Agreement provides that the certificates representing shares of capital stock of the Company currently held by the parties, as well as any additional shares issued to the parties, shall each bear a legend evidencing the existence of the Stockholders Agreement and the restrictions upon transfer contained therein. The Stockholders Agreement terminates on March 17, 2001 unless terminated earlier or extended by agreement of all parties. The description of the Stockholders Agreement contained in this report is qualified in its entirety by reference to the full text of the Stockholders Agreement by and among General Atlantic, Siegel, Bacon, Lalosh and Blankenship, a copy of which has been filed as Exhibit 10.3 to this report.

         Currently, the Company has a significant net operating loss carryforward. Under applicable law and regulations, the Company's ability to utilize its net operating loss carryforward to offset future earnings could be severely limited if the Company experiences an ownership change as defined in
Section 382 of the Internal Revenue Code of 1986, as amended. While the acquisitions of stock by Siegel, Bacon, Lalosh and Blankenship have not resulted in an ownership change as defined in Section 382, the Company's ability to utilize its net operating loss carryforward could be adversely affected if a purchaser were to acquire five percent (5%) or more of the Company's stock.

         Contemporaneously with the transactions described above, the Company entered into new three-year employment agreements with each of Messrs. Bacon, Blankenship, and Lalosh. Each of the employment agreements provides for a term of employment until March 17, 2001, or until earlier termination as provided therein. Under each employment agreement, the employee shall receive an annual salary and, if the Company is profitable, a bonus based upon a formula, which bonus cannot exceed 15% of the employee's annual salary. The Company may, but is not obligated to, pay to the employee a discretionary bonus if the Company does not make a profit. Each employment agreement





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provides for the employee to receive all medical, life insurance and retirement benefits and to be eligible for vacations, sick leave and other personal time in accordance with the Company's existing policies for senior executives and/or employees.

          The employment agreements further provide that upon termination the Company shall pay to each employee his salary through the termination date. In the case of termination by the Company other than for cause, each employment agreement provides that the Company shall also pay to the employee six months salary and, if notice of termination was delivered by the employee during the fourth quarter of any fiscal year, a prorated amount of any bonus the employee would otherwise have been entitled to receive during such fiscal year. The agreements also contain confidentiality provisions and a limited noncompetition agreement.

         This summary of the employment agreements is qualified in its entirety by reference to the complete text of the employment agreements, which are filed as Exhibits 10.4, 10.5, and 10.6 to this report.

         The Company has entered into two agreements to sell and leaseback the Company's owned real estate, one for the distribution center and corporate headquarters and one for its three owned retail store locations. These agreements replaced a previously announced agreement which was terminated in accordance with terms in January 1998. These agreements are subject to customary conditions and upon the negotiation and execution of leases by the Company of all of the properties. There can be no assurance that they will be consummated. However, the sales of the properties are anticipated to close in April 1998 and are expected to result in net cash proceeds to the Company after selling costs and payment or assumption of related indebtedness of approximately $2 million.

Forward-looking Statements

Forward-looking statements in this report are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. There are certain important factors that could cause results to differ materially from those anticipated by some of the statements made above. Investors are cautioned that all forward-looking statements involve risks and uncertainty. In addition to the factors discussed above, among the other factors that could cause actual results to differ materially are the following: general economic conditions, consumer demand and preferences, and weather patterns in the Company's markets; competitive factors, including continuing pressure from pricing and promotional activities of competitors; impact of excess retail capacity; the availability, selection and purchasing of attractive merchandise on favorable terms; availability of financing; and relationships with vendors and factors. Additional information concerning those and other factors are contained in the Company's Securities and Exchange Commission filings, copies of which are available from




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the Company without charge.  The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)  Exhibits.  The following exhibits are filed as part of this report:



Number     Document
------     --------
10.1       First Amendment to Loan and Security Agreement by and between the Company and Sanwa
           Business Credit Corporation

10.2       Amended and Restated Letter of Credit and Security Agreement by and between the
           Company and General Atlantic Corporation

10.3       Stockholder Agreement

10.4       Employment Agreement between the Company and Ross E. Bacon

10.5       Employment Agreement between the Company and Mark J. Blankenship

10.6       Employment Agreement between the Company and Terry Lalosh





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                                   SIGNATURES



         Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.





                                   SOLO SERVE CORPORATION





                                   By:     /s/ Ross E. Bacon
                                      -------------------------------------
                                           Ross E. Bacon,
                                           Secretary and Chief Financial Officer



Dated:  March 17, 1998





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